Exhibit 10.9

ADVERTISING AGENCY AGREEMENT

FOR SPECIAL EVENTS BROADCAST ON CCTV-1 AND CCTV-2

Party A:	Mass Media & Universal International Advertising Co., Ltd.

Party B:	Advertising Department, CCTV

After consultations, Party A and Party B (each a “Party”, and collectively the “Parties”) have reached the following agreement (“Agreement”) in connection with the advertising agency services for special sporting events broadcast on CCTV-1 and CCTV-2:

1.	Party B shall be responsible for fixing the price and length of advertisements, reviewing advertisements, and editing and broadcasting advertisements booked by Party A. Party B shall not engage any other companies or organizations for the promotion of its advertising time slots.

2.	Party A shall be responsible for the sales and marketing of all advertising time slots during domestic and international sporting events of varying scales that are broadcast live or delayed on CCTV-1 and CCTV-2. Party A shall also be responsible for conducting promotions, booking advertisements, signing contracts with clients, collecting advertising fees, and submitting advertisements to Party B for broadcasting. In principle, marketing and sales expenses relating to promotions, materials and meetings shall be borne by Party B.

3.	Party A shall submit advertising tapes to Party B for review. Party B shall have the right of final review. In case the advertising tape does not meet Party B’s broadcasting standards and the advertisement can not be broadcast, Party A shall bear all losses thus caused. If the advertising content gives rise to legal disputes concerning copyright, right of publicity or any other issues, Party A shall be liable for all such disputes. Party A further undertakes that such disputes shall not affect the performance of this Agreement.

4.	The pricing standard and payment method of advertising agency fees to Party A for each sporting event shall be handled on a case-by-case basis.

5.	The Parties shall both abide by this Agreement and exercise due care and diligence. The Parties shall empathize with each other if any Party fails to perform this Agreement due to force majeure events.

6.	Any matters not covered in this Agreement shall be resolved through negotiations by both Parties.

7.	This Agreement shall become effective upon the signatures and seals of both Parties. The term of this Agreement shall commence from January 1, 2008 and end on December 31, 2008.

Party A: Mass Media & Universal International Advertising Co., Ltd.

Representative (Signature and Seal): /s/(affixed with company seal)

Date: December 12, 2007

Party B: Advertising Department, China Central Television (CCTV)

Representative (Signature and Seal): /s/(affixed with company seal)

Date: December 12, 2007

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